EXHIBIT 99.1
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                         WIRELESS XCESSORIES GROUP, INC.
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     Statement Under Oath of Principal Executive Officer regarding facts and
     Circumstances relating to exchange act filings.


               I, Stephen Rade, Chief Executive Officer, state and attest that:

               (1) To the best of my knowledge and belief, based upon a review of the covered reports of Wireless Xcessories Group, Inc., and except as corrected or supplemented in a subsequent covered report.

                    o No covered report contained any untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8K or definitive proxy materials, as of the date on which it was filed); and

                    o No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

               (2) I have not reviewed the contents of this statement with Wireless Xcessories Group, Inc.'s Audit Committee.

               (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report."

                    o The Form 10K filed by Wireless Xcessories Group, Inc. covering the fiscal year ended December 31, 2001.

                    o All reports on Form 10Q, all reports on Form 8K and all definitive proxy materials of Wireless Xcessories Group, Inc. filed with the Commission subsequent to the filing of Form 10-K identified above; and

                    o    Any amendments to any of the foregoing.





/s/ Stephen Rade                            Subscribed and sworn to
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Stephen  Rade                               before me this fourteenth day of
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August 14, 2002                             August, 2002
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